Exhibit 10.3

ANGIOTECH PHARMACEUTICALS, INC.

2011 STOCK INCENTIVE PLAN

1.	PURPOSE OF THE PLAN

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby establishes an equity-based long-term incentive compensation plan for Key Persons (as defined below), to be known as the “2011 Stock Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company by providing Participants a proprietary interest in the Company and thereby encouraging those people to perform their duties to the best of their abilities and to devote their business time and efforts to further the growth and development of the Company. The Plan is also intended to assist the Company in attracting and retaining individuals with superior experience and ability.

2.	DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1	“Award” means an award of Stock Options, SARs (whether or not in tandem with a grant of stock options), RSUs, DSUs and Restricted Stock granted to a Participant under the Plan.

2.2	“Award Agreement” means an agreement evidencing the terms of the grant of an Award to a Participant.

2.3	“Blackout Period” means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of material nondisclosed confidential information pertaining to the Company.

2.4	“Board” means the board of directors of the Company and any committees of the board of directors to which any or all authority, rights, powers, and discretion with respect to the Plan has been delegated.

2.5	“Cause” means, for any Participant, the meaning given to such term in an employment agreement in effect as of or after a Grant Date, or if such term is not defined in the Participant’s employment agreement with the Company or a Related Entity or if the Participant has not entered into an employment agreement with the Company or a Related Entity, then as such term is defined by applicable law or, if not so defined, it shall mean with respect to such Participant any of the following, as determined by the Company:

(i)	the failure of such Participant to substantially perform any portion of his or her duties;

(ii)	misconduct or illegal conduct by such Participant causing or likely to cause financial, reputational, or other harm to the Company;

(iii)	such Participant’s commission of, or plea of guilty or no contest to, a felony;

(iv)	any material breach by such Participant of the terms of this Plan, an Award Agreement, or any other agreement with the Company or any of its subsidiaries to which such Participant is a party; or

(v)	a material violation of the Company’s written policies regarding ethical business practices or any other serious violation of any written policy of the Company or any of its subsidiaries.

2.6	“Change of Control” means the occurrence of any one or more of the following:

(i)	a change in the composition of the Board as a result of which fewer than one-half of the incumbent directors are individuals who were directors 12 months before the change; but excluding any such change in the composition of the Board made with the approval of the Board as it was constituted immediately before the change;

(ii)	the acquisition or aggregation by any person, entity, or group of persons or entities acting jointly or in concert, other than the Company or any Related Entity, or an employee benefit plan maintained by the Company or any Related Entity (“Acquiror”) of beneficial ownership or control of Voting Securities (including, without limitation, the power to vote or direct the voting thereof), as a result of which the Acquiror and/or associates and/or affiliates of the Acquiror become entitled to cast or direct the casting of more than 50% of the votes attached to all of the outstanding Voting Securities which may be cast to elect directors (regardless of whether a meeting has been called to elect directors), but excluding a change in the relative beneficial ownership of the Acquiror in Voting Securities resulting solely from a reduction in the aggregate number of the outstanding Voting Securities, unless and until the Acquiror increases, in any manner, directly or indirectly, the Acquiror’s beneficial ownership or control of Voting Securities (after which the Acquiror and/or associates and/or affiliates of the Acquiror are entitled to cast or direct the casting of more than 50% of the votes attached to all of the outstanding Voting Securities which may be cast to elect directors);

(iii)	the disposition of all or substantially all of the assets of the Company and its subsidiaries (on a consolidated basis) pursuant to a merger, consolidation or other transaction, unless the common shares of the entity or entities that succeed to the business of the Company, and any other shares entitled to vote for the election of directors of such entity or entities, are beneficially owned or controlled by persons, entities, or groups of persons or entities acting jointly or in concert who held beneficial ownership or control of more than 50% of the Voting Securities immediately before such merger, consolidation, or other transaction;

(iv)	the adoption of a resolution to wind-up, dissolve, or liquidate the Company; or

(v)	a consolidation, merger, amalgamation, arrangement, or other reorganization or acquisition of the Company, as a result of which the holders of Voting Securities immediately before the completion of such transaction hold less than 50% of the outstanding common shares and other shares entitled to vote for the election of directors of the successor corporation after completion of the transaction.

In addition, if a Change of Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Code Section 409A, the transaction or event described in clauses (i) – (v) above with respect to such Award must also constitute a “change in control event,” as defined in U.S. Treasury Regulation §1.409A-3(i)(5) to the extent required by Code Section 409A.

2.7	“Circular” means the offering memorandum, consent solicitation statement and management proxy circular issued by the Company dated February 23, 2011.

2.8	“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.9	“Company” means Angiotech Pharmaceuticals, Inc. and its successors.

2.10	“Disability” means any disability with respect to a Participant which the Board, in its sole discretion, considers likely to prevent permanently the Participant from:

(i)	being employed or engaged by the Company, its Related Entities or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its Related Entities; or

(ii)	acting as a director or officer of the Company or its Related Entities; or

(iii)	engaging in any substantial gainful activity by reason of any medically determinable mental or physical impairment that can be expected to result in death or which has lasted or can be expected to last a continual period of not less than 12 months.

2.11	“DSU” means a deferred share unit which provides a Participant with a right, upon satisfaction of the vesting and other conditions contained in this Plan and the relevant Award Agreement (including, without limitation, the occurrence of the Participant’s Separation from Service), to receive a Share in accordance with the terms of this Plan and the Award Agreement.

2.12	“Effective Date” shall have the meaning set forth in Section 14.2.

2.13	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.14

“Exercise Price” means the exercise price of a Stock Option or the base price of a SAR, each of which shall not be less than 100 percent of the Fair Market Value of a Share on the Grant Date, subject to adjustment pursuant to Section 12; provided, that no “incentive stock option,” within the meaning of Section 422 of the Code, may be granted to any

Participant who, at the time such option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such incentive stock option has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the Grant Date of such Stock Option.

2.15	“Expiry Date” means the seventh anniversary of the Grant Date of a Stock Option or a SAR, unless:

(i)	such Award is earlier terminated as provided under the Plan or the applicable Award Agreement; or

(ii)	a Blackout Period is in effect on the Expiry Date, in which case, subject to any terms in the applicable Award Agreement the Expiry Date will be automatically extended to the date which is 10 days after the end of any such Blackout Period;

provided, that no “incentive stock option,” within the meaning of Section 422 of the Code, may be granted to any Participant who, at the time such option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such incentive stock option cannot be exercised more than five (5) years after the date it is granted.

2.16	“Fair Market Value” of a Share on any date shall be the closing sale price per Share during normal trading hours on any securities exchange upon which the Shares are listed (as determined by the Board on the Grant Date for any particular Award, or, if the Shares are not then listed and posted for trading on any securities exchange, the Fair Market Value of a Share shall be the fair market value of a Share as determined in good faith by the Board in its sole discretion.

2.17	“Grant Date” means the date specified in an Award Agreement as the date on which an Award is granted, provided that the Grant Date shall not be a date prior to the date the Board determines an Award shall be made and, unless otherwise specified by the Board, the Grant Date shall be the date the Board takes a valid corporate action granting the Award.

2.18	“Key Persons” means directors, officers and other employees of the Company or of a Related Entity, and, subject to applicable law, consultants to the Company or a Related Entity.

2.19	“Participant” means each of the Key Persons granted an Award pursuant to this Plan.

2.20	“Qualified Member” means a member of the Board who is a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of U.S. Treasury Regulation 1.162-27(c) under Code Section 162(m).

2.21	“Qualifying Committee” shall have the meaning set forth in Section 3.2 below.

2.22	“Related Entities” means those persons or entities that control or are controlled by the Company or that are controlled by the same person that controls the Company.

2.23	“Restricted Stock” means Shares granted to a Participant under Section 9 hereof that are subject to certain restrictions and to a risk of forfeiture.

2.24	“Retirement” means a Participant’s termination of service with the Company and each of the Related Entities after the Company has received formal written notice by the Participant that the Participant is terminating the service relationship and the Participant is at least 60 years of age.

2.25	“RSU” means a restricted stock unit which provides a Participant with a right, upon satisfaction of the vesting and other conditions contained in this Plan and the relevant Award Agreement, to receive a Share in accordance with the terms of this Plan and the Award Agreement.

2.26	“SAR” means a right, granted under this Plan, representing the right to receive upon the exercise thereof a payment in Shares on the terms and conditions and calculated in accordance with the terms of this Plan and the Award Agreement.

2.27	“Separation from Service” means, (i) for Participants who are employees, termination of employment with the Company and each of the Related Entities and (ii) for Participants who are not employees, the cessation of services for the Company and each of the Related Entities. For greater certainty, where employees are terminated or other Participants cease providing services, the date of such Separation from Service will be deemed to be the date which is the later of: (a) the date on which actual notice of such termination is provided either by the Company or the Participant; and (b) the effective date of such termination or cessation, if any, which is specified in such notice. For greater certainty, the date of Separation from Service shall be determined without regard to any statutory, common law, civil law, or contractual notice periods or any termination pay, severance pay, notice or benefits to which the Participant may be entitled under statute, common law, civil law or contract.

2.28	“Shares” means the common shares of the Company, without par value, in the capital of the Company as constituted on the Effective Date of this Plan; provided that, in the event of any adjustment pursuant to Section 12, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.29	“Stock Option” means a right, granted under this Plan, to purchase a Share from treasury at the Exercise Price in accordance with the terms of this Plan and the Award Agreement. Stock Options granted to Participants subject to U.S. tax are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) only to the extent the Award Agreement indicates that such Awards are intended to be incentive stock options, and only Key Persons who are employees of the Company or a Related Entity will be eligible to receive incentive stock options. Any Stock Option (or portion thereof) purported to be an incentive stock option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a non-qualified stock option.

2.30	“Vested” means that (i) a Stock Option or SAR has become exercisable in respect of a number of Shares thereunder and (ii) the restrictions, if any, applicable to an RSU, DSU or Restricted Stock have lapsed, in each case, pursuant to the terms of the Plan and the applicable Award Agreement.

2.31	“Voting Securities” means Shares and any other shares entitled to vote for the election of directors of the Company.

3.	ADMINISTRATION OF THE PLAN

3.1	The Board shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan and any Award Agreement, to interpret the Plan and each Award Agreement, to prescribe, amend and rescind rules and regulations relating to the Plan and the Award Agreements, to make all other determinations deemed necessary or advisable in respect of the Plan and the Award Agreements and to determine the terms and conditions of each Award. The interpretation and construction of any provision of the Plan or any Award Agreement by the Board shall be final, binding and conclusive on all persons. Administration of the Plan shall be the responsibility of the Board and all costs in respect thereof shall be paid by the Company. The Board may delegate any or all of its authority hereunder to a committee of the Board and references to the Board under this Plan shall be deemed to include such committee.

3.2	At any time that a member of the Board is not a Qualified Member, (i) if the Company is then subject to Section 162(m) of the Code, any action of the Board relating to an Award intended by the Board to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code shall be taken by a subcommittee, designated by the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”); and (ii) if the Company is then subject to Section 16 of the Exchange Act, any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company shall be taken either by such a Qualifying Committee, or by the Board but with each such member who is not a Qualified Member abstaining or recusing himself from such action; provided, that upon such abstention or recusal, the Board remains composed of two or more Qualified Members. Any action authorized by such a Qualifying Committee or by the Board upon the abstention or recusal of such non-Qualified Member(s) shall be deemed to be the action of the Board for purposes of the Plan. The express grant of any specific power to the Board, and the taking of any action by the Board, shall not be construed as limiting any power or authority of the Board.

4.	TERM OF AND SHARES SUBJECT TO THE PLAN

4.1

Term. Unless sooner terminated by the Board, the Plan shall terminate the day before the 10th anniversary of the Effective Date. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

4.2	Aggregate Plan Limits. Subject to adjustment as provided below, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 2,130,150.

Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares which may be issuable pursuant to Stock Options or SARs granted under the Plan to a participant in one calendar year shall be 700,000, subject to adjustment pursuant to Section 12. The maximum number of Shares which may be issuable pursuant to Awards (including Awards intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code) granted under the Plan shall be 2,130,150, subject to adjustment pursuant to Section 12.

4.3	Computation of Available Shares. For purposes of computing the total number of Shares available for grant under the Plan, (i) Shares subject to any Award (or any portion thereof) that has expired or is forfeited (including the net number of Shares subject to a Stock Option upon exercise of a SAR), surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Shares and (ii) Shares subject to an Award (or any portion thereof) that is settled in cash in lieu of settlement in Shares, shall again be available for grant under the Plan. Notwithstanding the foregoing, any Shares subject to an Award that are withheld or otherwise not issued upon settlement of any Award in order to satisfy the Participant’s withholding obligations shall reduce the number of Shares available for grant under the Plan under the limitations set forth in this Section 4.

4.4	Source of Shares. Shares delivered to Participants in connection with the exercise or settlement of Awards shall be Shares issued from authorized but unissued Shares. From time to time, the Board shall reserve for issuance such number of Shares as may be necessary to permit the Company to meet its obligations under the Plan.

5.	TERMS OF AWARDS IN GENERAL

5.1	Award Agreements. Each Award shall be confirmed by the execution of an Award Agreement. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

5.2	Vesting Conditions. The Board may determine and impose terms upon which each Award shall become Vested. For greater certainty, the Company may at any time after an Award has been granted, by resolution of the Board, accelerate the terms of Vesting in whole or in part, subject to the requirements of applicable law, including without limitation, the requirements of Section 409A of the Code and the Treasury Regulations thereunder.

5.3	Exclusion from Severance Allowance, Retirement Allowance or Termination Settlement. If the Participant retires, resigns or otherwise incurs a Separation from Service from the Company or any Related Entity, the loss or limitation, if any, pursuant to the Award Agreement with respect to the right to purchase Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Participant.

5.4	Deferral of Payment or Other Settlement of Vested Awards. To the extent that any Award (or portion thereof) granted to a Participant who is subject to taxation under the Code is determined to constitute “deferred compensation” within the meaning of Section 409A of the Code, the terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or any amendment to an Award (with the consent of a Participant) to provide for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Board may determine to be necessary or appropriate to comply with the applicable provisions of Code Section 409A (or any successor provision) as in effect from time to time.

5.5	No Financial Assistance. Neither the Company nor any Related Entity will lend any money or provide any financial assistance to Participants who are officers or directors of the Company to assist them to exercise their Awards; provided, however, nothing in this Section 5.5 is intended to limit the ability of a Participant to use Shares otherwise deliverable upon settlement of any Award to satisfy any applicable exercise price or withholding tax obligation. For greater certainty, a Participant whose Award is subject to tax under the Income Tax Act (Canada) may not use previously issued Shares to satisfy any applicable exercise price or withholding tax obligation.

6.	STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1	Grant of Stock Options and SARs. The Board may grant Awards of Stock Options and SARs in such amounts and subject to such Award Agreement terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan. Grants of SARs may be made in tandem with grants of Stock Options, in which case, to the extent a Participant exercises a Stock Option or the tandem SAR, a proportionate amount of the related Stock Option or tandem SAR shall terminate and be of no further force and effect.

6.2	Exercise of Stock Options and SARs. Except as otherwise provided in an Award Agreement, Stock Options and SARs may only be exercised (in whole or in part) to the extent Vested at any time during the period up to 5:00 p.m. Pacific Standard Time on the Expiry Date and shall not be exercisable thereafter.

6.3	Manner of Exercise – Stock Options. Subject to Section 6.2 above, to the extent Vested, Stock Options shall be exercisable at the election of the Participant by delivering to the Company a notice specifying the number of Shares in respect of which the Stock Option are exercised. Such notice shall be accompanied by a cheque payable to the Company (or payment by such other method as may be acceptable to the Company) representing payment of both: (a) the Exercise Price for the Stock Option being exercised; and (b) any amounts required by the Company to be withheld in connection with such exercise as contemplated by Section 14.3.

6.4	Manner of Exercise – SARs. Subject to Section 6.2 above, to the extent Vested, SARs shall be exercisable at the election of the Participant by delivering to the Company a notice specifying the number of Shares in respect of which the SARs are exercised. Such notice shall be accompanied by a cheque payable to the Company (or payment by such other method as may be acceptable to the Company) representing payment of any amounts required by the Company to be withheld in connection with such exercise as contemplated by Section 14.3.

6.5	Issuance of Shares – Stock Options. Upon receipt of the notice and funds contemplated in Section 6.3, the Company will issue to the Participant one fully paid and non-assessable Share in respect of each Share underlying the Stock Option so exercised.

6.6	Issuance of Shares – SARs. Upon receipt of the notice and funds contemplated in Section 6.4, the Company shall issue a number of Shares having a value equal to, in respect of each SAR, the difference between the Exercise Price of such SAR and the Fair Market Value of a Share on the exercise date, where each such Share to be issued is deemed to have a value equal to the Fair Market Value of the Shares on the exercise date. For greater certainty, no fractional Shares will be issuable and, in the event fractional Shares would otherwise be issuable, the number of Shares issuable will be rounded down to the next lower whole number of Shares and the Participant will be entitled to receive a cash payment equal to the value of such fractional Share.

7.	GRANTS OF RESTRICTED STOCK UNITS

7.1	Grant of RSUs. The Board may grant RSUs in such amounts and subject to such Award Agreement terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan.

7.2	Vesting of RSUs. RSUs will vest in accordance with the terms and conditions provided in the applicable Award Agreement. Subject to the applicable Award Agreement, the vesting conditions for RSUs may be based on the passage of time, attainment of specified performance goals or any other vesting condition as determined by the Board in its discretion.

7.3	Issuance of Shares. The applicable Participant may elect the settlement date applicable to each grant of RSUs in accordance with Section 7.2 hereof and applicable law, including without limitation, the requirements of Section 409A of the Code and the Treasury Regulations thereunder. Such settlement date must be on or later than the date that such RSU Award shall become Vested. On the settlement date:

(a)	the Participant shall deliver a cheque payable to the Company (or payment by such other method as may be acceptable to the Company) representing payment of any amounts required by the Company to be withheld in connection with such settlement as contemplated by Section 14.3; and

(b)	upon receipt of the payment referred to in sub-paragraph (a), the Company shall issue to the Participant one fully paid and non-assessable Share in respect of each Vested RSU being submitted on such date.

8.	GRANTS OF DEFERRED SHARE UNITS

8.1	Grant of DSUs. The Board may grant DSU Awards in such amounts and subject to such Award Agreement terms and conditions as the Board shall determine in its discretion, subject to the provisions of the Plan; provided, however, to the extent required by applicable law (including, but not limited to, Section 409A of the Code), DSUs will only be granted to a Key Person who has elected by written notice to receive compensation for a given calendar year in the form of DSUs prior to the start of such calendar year or such later date as permitted in accordance with applicable law, including, but not limited to, Section 409A of the Code and the Treasury Regulations thereunder.

8.2	Issuance of Shares. DSUs shall be settled at the times set forth in Section 11 below, unless otherwise provided in the applicable Award Agreement; provided, however that in no event shall a DSU Award be settled prior to the date of the applicable Participant’s Separation from Service. On the settlement date for any DSU:

(a)	the Participant shall deliver a cheque payable to the Company (or payment by such other method as may be acceptable to the Company) representing payment of any amounts required by the Company to be withheld in connection with such settlement as contemplated by Section 14.3; and

(b)	upon receipt of the payment referred to in sub-paragraph (a), the Company shall issue to the Participant one fully paid and non-assessable Share in respect of each Vested DSU being paid on such date.

9.	RESTRICTED STOCK

9.1	Restricted Stock granted hereunder shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of each Restricted Stock grant shall be evidenced by an Award Agreement, which agreements need not be identical. Subject to the restrictions set forth in Section 9.2, except as otherwise set forth in the applicable Award Agreement, the Participant shall generally have the rights and privileges of a shareholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Award Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Board, no interest will accrue or be paid on the amount of any cash dividends withheld.

9.2	In addition to any other restrictions set forth in a Participant’s Award Agreement, until such time that the Restricted Stock has vested pursuant to the terms of the Award Agreement, which vesting the Board may in its sole discretion accelerate at any time, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock. Notwithstanding anything contained herein to the contrary, the Board shall have the authority to remove any or all of the restrictions on the Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock Award, such action is appropriate.

9.3	Except as may otherwise be provided in the applicable Award Agreement, in the event of a Participant’s Separation from Service with the Company or any of the Related Entities for any reason prior to the time that such Participant’s Restricted Stock has vested, (i) all vesting with respect to such Participant’s Restricted Stock shall cease, and (ii) as soon as practicable following such Separation from Service, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the original purchase price paid for the Restricted Stock, or if the original purchase price is equal to $0, such unvested shares of Restricted Stock shall be forfeited by the Participant to the Company for no consideration as of the date of such Separation from Service.

10.	DIVIDEND EQUIVALENT RIGHTS

10.1	The Board may in its discretion include in the Award Agreement applicable to an RSU or a DSU a dividend equivalent right entitling the Participant to receive amounts equal to the ordinary cash dividends that would be paid, during the time such Award is outstanding and unexercised, on the Shares covered by such Award if such Shares were then outstanding. In the event such a provision is included in an Award Agreement, the Board shall determine whether such payments shall be made in cash, in Shares or in another form, whether they shall be conditioned upon the exercise or vesting of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Board shall deem appropriate.

11.	SEPARATION FROM SERVICE; CHANGE OF CONTROL

11.1	Separation from Service

Except as otherwise provided in an applicable Award Agreement, upon a Participant’s Separation from Service, such Participant’s Awards shall be treated as follows:

(a)	Separation from Service Due to Death, Disability or Retirement. If the Participant’s Separation from Service occurs as a result of his or her death, Disability or Retirement, each of his or her Awards of (i) Stock Options and SARs, to the extent then vested, shall remain exercisable until the first anniversary of such Separation from Service; provided, however, that if there is a Blackout Period, then the time that the Award then held by the Participant may be exercised shall be extended to the earlier of (y) 10 days after the end of any such Blackout Period and (z) the Expiry Date, and (ii) RSUs, DSUs or Restricted Stock, to the extent vested but not paid as of the date of Separation from Service, shall be paid promptly thereafter, unless such accelerated payment would cause the Participant to incur an additional tax or penalty under Section 409A of the Code. To the extent an Award is not vested as of the date of Separation from Service, such Award shall be immediately forfeited and shall be of no further force and effect.

(b)	Separation from Service Due to Termination for Cause or Due to Voluntary Termination by Participant. If the Participant’s Separation from Service occurs as a result of his or her termination for Cause or due to the Participant’s voluntary termination of employment, any outstanding Awards held by such Participant on the date of such Separation from Service shall be cancelled as of such date and shall be of no further force and effect.

(c)	Separation from Service Other than Due to Death or Disability or Termination For Cause. If the Participant’s Separation from Service by the Company occurs for a reason other than due to death, Disability, Retirement, voluntary termination or termination by the Company for Cause, all then outstanding (i) Stock Options and SARs, to the extent then vested, shall remain exercisable until 90 days following Separation from Service; provided, however, that if there is a Blackout Period, then the time that the Award then held by the Participant may be exercised shall be extended to the earlier of (y) 10 days after the end of any such Blackout Period and (z) the Expiry Date, and (ii) RSUs, DSUs or Restricted Stock, to the extent vested but not paid as of the date of Separation from Service, shall be paid promptly thereafter, unless such accelerated payment would cause the Participant to incur an additional tax or penalty under Section 409A of the Code. To the extent an Award is not vested as of the date of Separation from Service, such Award shall be immediately forfeited and shall be of no further force and effect.

Notwithstanding the foregoing, in no event shall any action be taken under this Section 11.1 which shall cause an award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

11.2	Effect of a Change of Control

Subject to the provisions of any applicable Award Agreement or any other employment, severance or change in control agreement or arrangement applicable to a Participant, in the event of a Change in Control or any transaction or event described in Section 12.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Board, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)	To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(b)	To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(c)	To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(d)	To provide that the Award cannot vest, be exercised or become payable after such event.

12.	ADJUSTMENT OF AWARD PRICE AND NUMBER OF SHARES SUBJECT TO AWARDS

12.1	Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the Share price, the Board shall make proportionate adjustments to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4.2); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant or exercise price per share for any outstanding Awards under the Plan.

13.	REPURCHASE RIGHTS.

13.1	If, prior to the date the Shares are listed on any stock exchange, a Participant undergoes a Separation from Service for any reason, then at any time from and after the date of such Separation from Service through the date the Shares are listed on any stock exchange, the Company shall have the right (but not the obligation) to purchase, or designate some other person or entity to purchase in the same manner and subject to the same terms and limitations, the Shares received pursuant to any Awards granted hereunder at a per-share price equal to the Fair Market Value per Share on the date of repurchase (the “Repurchase Right”). The Repurchase Right shall be exercisable upon written notice to a Participant indicating the name of the purchaser, the number of Shares to be repurchased, the date on which the purchase is to be effected, such date to be not more than thirty (30) days after the date of such notice; provided, however, that except in extraordinary circumstances, as determined by the Committee, the Repurchase Right shall not be exercised with respect to Shares acquired pursuant to an Award prior to (i) the six (6) month anniversary of the date an Award not subject to exercise vests, or (ii) the six (6) month anniversary of the date an Award that is subject to exercise is exercised. To the extent not otherwise held in book entry form by the Company, the certificates representing the Shares to be purchased shall be delivered to the Company prior to the close of business on the date specified for the purchase.

13.2	In connection with any purchase of Shares pursuant to this Section 13, the purchaser will be entitled to receive customary representations and warranties from the Participant regarding the purchase of such Shares as may be reasonably requested by the purchaser, including but not limited to the representation that the Participant has good and marketable title to such Shares to be transferred free and clear of all liens, claims, and other encumbrances.

14.	MISCELLANEOUS

14.1	Right to Employment. Neither this Plan nor any of the provisions hereof shall confer upon any Participant any right with respect to employment, engagement or appointment or continued employment, engagement or appointment with the Company or any Related Entity or interfere in any way with the right of the Company or any Related Entity to terminate such employment, engagement or appointment.

14.2	Necessary Approvals. The Plan shall be effective immediately after to the earliest of (i) the consummation of the Exchange Offer (as defined in the Circular); (ii) the implementation of the CBCA Plan (as defined in the Circular); and (iii) the implementation of the CCAA Plan (as defined in the Circular) (the “Effective Date”). The obligation of the Company to deliver Shares pursuant to Awards under the Plan is subject to the approval of any governmental authority having jurisdiction and to the terms and conditions of applicable securities laws.

14.3	Withholdings. As a condition of and prior to participation in the Plan, each Participant authorizes the Company to withhold from any amount otherwise payable to him or her by the Company any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan. The Company may require a Participant, as a condition to exercise or settlement of an Award to pay or reimburse the Company for any such withholding or other required deduction amounts related to the exercise or settlement of such Award, may withhold such amounts from any remuneration or other amount payable by the Company to the Participant or enter into other suitable arrangements for the satisfaction of such withholding or other required deductions. For a Participant other than a Participant whose Award is subject to tax under the Income Tax Act (Canada), the Company shall also have the right in its discretion to satisfy any such withholding or other required deduction amounts by cancelling a portion of the Award, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to the Participant under the Plan. Notwithstanding anything contained herein to the contrary, prior to the date that the Shares are listed on any securities exchange, the Participant shall be permitted to satisfy the withholding obligations described herein by electing prior to exercise or settlement of an Award to reduce the number of Shares otherwise deliverable upon exercise or settlement, as applicable, of the Award by a number of Shares with an aggregate value (based on each Share being valued at the Fair Market Value on the date the Shares are otherwise deliverable to the Participant) equal to the amount of such withholding obligation.

14.4	Amendments to the Plan or Awards.

(a)	The Board may amend the Plan at any time and from time to time; provided, however, that the Board shall not, without shareholder approval, make any amendment to the Plan that requires shareholder approval pursuant to applicable law or the applicable rules of each securities exchange on which the Shares are listed.

(b)	The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time; provided, however, that the Participant’s rights under any Award shall not be materially impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Sections 11.2 or 12 hereof, shall constitute an amendment of an Award for such purpose).

(c)	Notwithstanding subsection (a) or (b) above, shareholder approval will be required for amendments that increase the number of Shares issuable under the Plan, except increases by operation of Section 12 of the Plan.

(d)	Notwithstanding subsection (a) or (b) above, or any other provision of the Plan, repricing of Awards shall not be permitted without shareholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 12 hereof); (ii) any other action that is treated as “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 11.2 hereof.

14.5	Form of Notice. Any notice given to the Company shall be in writing, signed by the Participant and delivered to the Secretary of the Company.

14.6	No Representation or Warranty. The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

14.7	Compliance with Applicable Law. If any provision of the Plan or any Award Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or any securities exchange upon which the Shares are listed, if applicable, having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

14.8	No Assignment or Transfer. No Participant may assign or transfer any of his or her rights or Awards under the Plan, except for estate planning purposes.

14.9	Rights of Participants. A Participant shall have no rights whatsoever as a shareholder of the Company in respect of any Shares subject to an Award (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) unless, until and only to the extent the relevant Awards are duly exercised and Shares are issued.

14.10	Conflict. In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern. In the event of any conflict between or among the provisions of this Plan, an Award Agreement and an employment agreement between the Company or one of its subsidiaries and a Participant, the provisions of such employment agreement shall govern.

14.11	Participant Information. Each Participant shall provide the Company with all information (including personal information) required by the Company in order to administer to the Plan. Each Participant acknowledges that information required by the Company in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons located in jurisdictions other than the Participant’s jurisdiction of residence, in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Company to make such disclosure on the Participant’s behalf.

14.12	Governing Law. The Plan and each Award Agreement issued pursuant to the Plan shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

14.13	Code Section 409A. Notwithstanding anything herein or in any Award Agreement to the contrary, in the event any Award is determined to be “deferred compensation” (within the meaning of Section 409A of the Code and the applicable regulations and guidance promulgated thereunder) and the applicable Participant is deemed to be a “specified employee” (within the meaning of Section 409A of the Code) as of the date of such Participant’s Separation from Service, then such Award shall be settled or paid on the first business day of the seventh calendar month following the date of such Separation from Service. For purposes of this Plan, to the extent an Award is determined to be deferred compensation within the meaning of Section 409A, such Award shall only be paid or settled upon a Separation from Service to the extent such Separation from Service constitutes a “separation from service” within the meaning of Section 409A of the Code.

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(May 12, 2011)